UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 17, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2016, SkyPeople Fruit Juice, Inc. (the "Company") received a notification letter from the NASDAQ Listing Qualifications (“NASDAQ”) stating the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1), due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Form 10-Q”).

Previously, in a notification letter dated June 24, 2016, NASDAQ had granted the Company an exception until October 11, 2016 to file its delinquent Form 10-K for the period ended December 31, 2015 and Form 10-Q for the period ended March 31, 2016 (the “Initial Delinquent Filings”) based upon the initial plans of compliance (the "Initial Plans of Compliance") submitted by the Company to NASDAQ. This extension represents the full extent of the discretion afforded to staff of the Listing Qualifications Department of NASDAQ pursuant to Listing Rule 5810(c)(2)(F)(ii). As a result of this additional delinquency of Form 10-Q, the Company is provided until September 1, 2016 to submit an update of the Initial Plans of Compliance to regain compliance with respect to the filing requirement.

The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: August 19, 2016	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

3